Exhibit 10.49

WARNER CHILCOTT

EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

You have been granted a restricted share award (the “Restricted Share Award”) on the following terms and subject to the provisions of the Share Award Agreement Terms and Conditions (“Attachment A”) appended hereto and the Warner Chilcott Equity Incentive Plan, as amended and restated (the “Plan”). Unless defined in this Restricted Share Award Agreement (together with Attachment A and each annex thereto, the “Agreement”), capitalized terms will have the meanings ascribed to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Grantee:	[INSERT Full Name]

Total Number of Restricted Shares Underlying Award:	ordinary shares, par value $.01, of the Company (“Restricted Shares”)

Grant Date:

Vesting Schedule:	Ordinary vesting is 25% on each anniversary of the Grant Date. Special vesting provisions apply in certain events (see Attachment A).

Attachment A

SHARE AWARD AGREEMENT

TERMS AND CONDITIONS

Section 1. Grant of Restricted Share Award.

(a) Grant. Subject to the terms and conditions of the Plan and this Agreement, Warner Chilcott plc (the “Company”) hereby grants to the Grantee on the Grant Date a Restricted Share Award bearing the terms set forth on the cover page of this Agreement as more fully described herein.

(b) Plan and Defined Terms. This award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement. Capitalized terms, unless defined herein or in any attachment or annex hereto, shall have the meaning ascribed to them in the Plan.

(c) Additional Terms for Awards outside the United States. For a Grantee who resides or is employed outside the United States, this award may be subject to special terms and conditions set forth in Annex 1. In addition, if the Grantee relocates to one of the countries with additional provisions set forth in Annex 1, the special terms and conditions for such country shall apply to the Restricted Shares, to the extent the Company determines that such application is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company further reserves the right to impose other requirements on the Grantee’s participation in the Plan and on the Restricted Shares, to the extent the Company determines that it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 2. Issuance of Shares.

(a) Share Issuance. The Company shall cause to be issued Restricted Shares representing this award, registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship).

(b) Voting Rights. The Grantee shall have voting rights with respect to the Restricted Shares.

(c) Dividends. All share dividends, if any, that are paid on unvested Restricted Shares and all share dividends, if any, that are paid on any share dividends (any such share dividends, “Restricted Share Dividends”) and all cash

Attachment A-1

dividends paid on unvested Restricted Shares (or on Restricted Share Dividends) (“Cash Dividends”) shall be treated as set forth in Section 3(b).

(d) Section 83(b) Election. A Grantee who is not a resident of or employed in Puerto Rico may choose to make an election under Section 83(b) of the Code, which would cause the Grantee currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the FMV of the award (determined as of the date of the award) over the Purchase Price (if any), which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is attached as Annex 3. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within 30 days after the Grant Date may result in the recognition of ordinary income on any future appreciation on the Restricted Shares.

(e) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the grant, vesting or settlement of this award and/or the filing of a tax election as a condition to the grant of this award, and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

Section 3. Certain Restrictions. The following provisions shall apply to each Restricted Share until such Restricted Share vests in accordance with Section 4:

(a) The Restricted Shares shall be issued in the name of the Grantee in book entry form and such shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Grantee or the Grantee’s spouse.

(b) All Restricted Share Dividends, all Cash Dividends and all new, substituted or additional securities or other property (“Additional Property”), shall be subject to the same restrictions as the Restricted Shares to which such Restricted Share Dividend, Cash Dividend or Additional Property relates and will be held in custody by the Company on the same terms as such Restricted Shares.

(c) The holder of such Restricted Shares shall have no liquidation rights with respect thereto.

(d) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof is terminated by the Company (or the applicable Subsidiary thereof) for Cause or by the Grantee without Good Reason, then all unvested Restricted Shares (and all Restricted Share Dividends, Cash Dividends and Additional Property related to such unvested Restricted Shares) shall be forfeited, and all of the Grantee’s rights, or the rights of any spouse of such Grantee, to such unvested Restricted Shares (and such Restricted Share Dividends, Cash Dividends and Additional Property) shall terminate and all

Attachment A-2

unvested Restricted Shares shall be redeemed and cancelled by the Company without consideration.

(e) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates for any reason other than as provided in Section 3(d), the vesting of unvested Restricted Shares as of the date of such termination shall be governed by Section (f) of Annex 2 and all unvested Restricted Shares as of such date of termination which do not become vested as a result of the application of such Section (f) shall be forfeited by the Grantee and redeemed and cancelled by the Company without consideration.

Section 4. Vesting of Restricted Shares.

(a) Vesting. Subject to the provisions of this Agreement, the Restricted Shares shall vest in accordance with the provisions of Annex 2.

(b) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any Restricted Shares:

(i) the restrictions referred to in Section 3 shall cease to exist with respect to such Restricted Shares;

(ii) the Company will cause a certificate or certificates to be issued and delivered or, where applicable, appropriate book entry measures to be taken for the number of Restricted Shares which have so vested, and the number of shares represented by the Restricted Share Dividends, if any, paid with respect to such Restricted Shares; and

(iii) the Company will cause to be delivered to the Grantee any Cash Dividends or Additional Property with respect to such vested Restricted Shares that are held in the custody of the Company.

(c) Fully paid. All Restricted Shares delivered pursuant to Section 4(b)(ii) shall, unless otherwise specified by the Company at the date of grant, be issued fully paid up to the nominal value of the Restricted Shares and no further money shall be due and owing in respect of the issue of the Restricted Shares. Any money required to pay up such Restricted Shares may be received by the Company from a Subsidiary except where this would otherwise be prohibited by section 60 of the Irish Companies Act 1963.

Section 5. Adjustment of Shares.

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of ordinary shares subject to this award) shall be adjusted as set forth in Section 14(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 14(b) of the Plan.

Attachment A-3

Section 6. Miscellaneous Provisions.

(a) No Rights to Additional Awards or Retention. This award is a one-time discretionary award and nothing in this award or in the Plan shall confer upon the Grantee any claim to be granted future or additional awards under the Plan. The terms and conditions of this award need not be the same as with respect to other recipients of awards under the Plan. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by the Company, to terminate the Grantee’s Service at any time and for any reason, with or without Cause and free from liability or any claim under the Plan unless otherwise expressly provided in the Plan or herein or in any other agreement binding the parties.

(b) Notices. Except as otherwise expressly provided herein, all notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he most recently provided to the Company, or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

Attachment A-4

(c) Entire Agreement. This Agreement and the Plan and any other agreements referred to herein and therein and any annexes, attachments and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by delivery and acceptance of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Attachment A-5

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Annexes. Any capitalized terms used in any annex or attachment to this Agreement but not otherwise defined therein have the meanings set forth in this Agreement or the Plan.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Restricted Shares pursuant to the provisions of this Agreement.

(l) Plan. The Grantee acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan. The Grantee has read carefully, and understands, the provisions of such document.

Section 7. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said

Attachment A-6

Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Business Day” means any day except a Saturday, Sunday or other day on which applicable law authorizes or requires the closure of commercial banks in (i) Dublin, Ireland, (ii) New York City or, if applicable, (iii) the place in which notices, requests or other communications are received or sent by the Grantee.

(c) “Cause” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Grantee of a felony or comparable crime under applicable local law (other than a violation of a motor vehicle or moving violation law) or conviction of such Grantee of a misdemeanor if such misdemeanor involves moral turpitude; or

(ii) voluntary engagement by such Grantee in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of such Grantee’s employment; or

(iii) the willful refusal (following written notice) by such Grantee to carry out specific directions of (A) the Company or (B) any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, which directions are consistent with such Grantee’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Grantee of any material provision of any employment, severance or related agreement to which Grantee is party (other than for reasons related only to the business performance of the Company or business results achieved by such Grantee); or

(v) the commission by such Grantee of any act of gross negligence or intentional misconduct in the performance of such Grantee’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Grantee’s part shall be considered to be Cause if done, or omitted to be done, by such Grantee in good faith and with the reasonable belief that the action or omission

Attachment A-7

was in the best interest of the Company or any of the Company’s Subsidiaries with which such Grantee is employed or of which such Grantee is an officer, as the case may be.

(d) “Change of Control” has the meaning ascribed to such term in the Plan.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f) “Disability” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or “Disability” is not defined therein, “Disability” has the meaning specified in any long-term disability insurance policy maintained by the Company.

(g) “Disabled” has the meaning ascribed to such term in the Grantee’s employment or severance agreement, or if such Grantee is not a party to an employment or severance agreement or if “Disabled” is not defined therein, “Disabled” has the meaning specified in any long-term disability insurance policy maintained by the Company.

(h) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(i) “FMV” with respect to a Restricted Share, means the closing price of an ordinary share as reported on the composite tape of the Nasdaq Global Market or any reporting system selected by the Board of Directors of the Company on the relevant dates or, if no sale of ordinary shares is reported for that date, on the date or dates that the Board of Directors of the Company determines in its sole discretion, to be appropriate for purposes of the valuation. Such determination shall be conclusive and binding on all persons.

(j) “Good Reason”, with respect to any Grantee who is an employee of the Company, or any of its Subsidiaries (collectively, the “companies”), has the meaning ascribed to such term in such Grantee’s employment or severance agreement or, if such Grantee is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(a) the assignment to the Grantee of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by any of the companies which results in a diminution of such person’s position, authority, duties or responsibilities, or

Attachment A-8

(b) any of the companies requiring the Grantee to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (a) or (b) above shall constitute Good Reason only if the relevant company fails to cure such event within 30 days after such company’s receipt from the Grantee of written notice of the event which constitutes Good Reason; provided further, that Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the relevant company written notice thereof prior to such date.

(k) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(l) “Purchase Price” means the price, if any, paid by the Grantee for the Restricted Shares.

(m) “Service” means service as an Employee.

(n) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

Attachment A-9

ANNEX 1

Additional Terms and Conditions of the Share Award Agreement for

Awards outside the United States

This Annex 1 includes additional terms and conditions that govern Restricted Shares granted in the countries identified below. These terms are general in nature and based on the securities, tax and other laws in effect in your country as of February 2010. Such laws are often complex and subject to frequent change. As such, the Company strongly recommends that you do not rely on this summary as your only source of information relating to the consequences of your Restricted Share Award and participation in the Plan and further that you consult your personal tax or legal advisors for advice as to how the laws in your country apply to your situation. Finally, note that if you are a citizen or resident of a country other than the one in which you are working in, the information contained below may not be applicable to you. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement or the Plan.

All Restricted Share Awards outside the United States — For awards of Restricted Shares to Grantees outside the United States, the following additional terms apply:

A.	Nature of Award.

i.	The Restricted Shares are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered for the Company or any Affiliate and which are outside the scope of the Grantee’s employment contract, if any;

ii.	The Restricted Shares are not intended to replace any pension rights or compensation;

iii.	The Restricted Shares are not part of fixed, normal or expected compensation, salary or terms of employment for any purposes, including, without limitation, calculating any severance, resignation, termination , redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary employing the Grantee or any Affiliate thereof; and

iv.	Nothing in this Restricted Share Award or the Plan shall confer or otherwise give rise to any acquired rights and the Grantee’s acceptance and acknowledgment of this award shall constitute a waiver of any and all claims to the contrary.

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B.	Section 4 of the Agreement is amended to include the following additional subsection at the end thereof

“(d) No Acquired Rights. In the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to vest in the Restricted Shares under the Plan, if any, will, except as expressly provided in this Agreement, Annex 2 or in the Plan, terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period (e.g. a period of “garden leave”) mandated under local law. In consideration of the award, the Grantee irrevocably releases the Company (and any Subsidiary employing the Grantee) and any Affiliate thereof from any claim or entitlement to compensation or damages arising from forfeiture of the Restricted Shares resulting from termination of the Grantee’s employment.”

C.	Data Privacy.

The Grantee hereby explicitly consents to the collection, processing, transmission and storage, in any form whatsoever, of any data of a professional or personal nature described in this Agreement, the Plan and any other grant materials by and among as applicable, the Company, a Subsidiary employing the Grantee or any Affiliates thereof that is necessary, in the discretion of the Company, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan. The Company may share such information with any party located in the United States or elsewhere, including any trustee, registrar, administrative agent, broker, stock plan service provider or any other person assisting the Company with the implementation, administration, and management of this Restricted Share Award and the Plan. The Grantee thus authorizes the Company and its Affiliates and any possible recipients described herein to receive, possess, use, retain and transfer the data in electronic or other form, for the sole purpose described herein. The Grantee understands that he or she may refuse or withdraw such consent or authorization without cost by contacting his or her local human resources representative, provided however, that the Grantee understands that such refusal or withdrawal may affect his or her ability to participate in the Plan.

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Italy

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

Puerto Rico

Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

United Kingdom

i.	Section 1(d) of the Agreement is replaced in its entirety and the following provision applies in lieu thereof:

“(d) Section 431(1) Election. If the Grantee chooses, the Grantee may make an election under Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003, which would cause the Grantee currently to recognize income for income tax purposes in an amount equal to the excess (if any) of the FMV of the award (determined as of the date of the award) over the Purchase Price (if any), which excess will be subject to income tax and National Insurance contributions. The form for making a Section 431(1) election is attached as Annex 4. The Grantee acknowledges that it is the Grantee’s responsibility to timely execute and return to his employer the Section 431(1) election and that failure to execute and file a Section 431(1) election within 14 days after the Grant Date may result in the recognition of ordinary income on any future appreciation on the Restricted Shares.”

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ii.	Section 6(b) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement by deletion of the address for the Company in Section 6(b) and the replacement thereof as follows:

If to the Company, to:

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ANNEX 2

VESTING OF RESTRICTED SHARES

Subject to the terms set forth in the Agreement and the Plan, the Restricted Shares vest as follows:

(a) 25% of the Restricted Shares shall vest on the first anniversary of the Grant Date;

(b) 25% of the Restricted Shares shall vest on the second anniversary of the Grant Date;

(c) 25% of the Restricted Shares shall vest on the third anniversary of the Grant Date;

(d) 25% of the Restricted Shares shall vest on the forth anniversary of the Grant Date (the first, second, third and forth anniversary of the Grant Date each a “Vesting Date”).

(e) In connection with a Change of Control, the Restricted Shares still subject to vesting shall fully vest immediately prior to the consummation of the Change of Control.

(f) If, prior to a Vesting Date, the Grantee’s employment with the Company or one of its Subsidiaries is terminated due to death or Disability, by the employer without Cause or by the Grantee for Good Reason (the date of such termination of employment, the “Termination Date”), then a portion of the 25% of the Restricted Shares which were otherwise due to vest on such Vesting Date shall vest on the Termination Date as follows:

(i) If the Termination Date is more than nine (9) months before the next Vesting Date, none of such Restricted Shares shall vest;

(ii) If the Termination Date is more than six (6) months but no more than nine (9) months before the next Vesting Date, 25% of such Restricted Shares shall vest;

(iii) If the Termination Date is more than three (3) months but no more than six (6) months before the next Vesting Date, 50% of such Restricted Shares shall vest; and

(iv) If the Termination Date is three (3) months or less before the next Vesting Date, 75% of such Restricted Shares shall vest.

Annex 2-1

ANNEX 3

Section 83(b) Election

This statement is being made under Section 83(b) of the U.S. Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security Number:

(2)	The property with respect to which the election is being made is ordinary shares, par value $.01 per share, of Warner Chilcott plc (“Restricted Shares”).

(3)	The property was issued on .

(4)	The taxable year in which the election is being made is the calendar year .

(5)	The property is subject to vesting as follows: the Restricted Shares will vest ratably over four years in 25% increments.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to Warner Chilcott (US), LLC for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on .

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Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his U.S. Federal income tax returns and must be made within 30 days after the execution date of the Share Award Agreement. This filing should be made by registered or certified mail, return receipt requested. You should deliver one copy of this form to the Company and retain two copies of the completed form for filing with your U.S. Federal and state tax returns for the current tax year and an additional copy for your records.

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ANNEX 4

Section 431(1) Election

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

Two Part Election (For this joint election to be valid both Parts A and B must be signed and dated)

Part A - To be completed by the Employee

1.	Between

the Employee:

[insert name of employee]

whose National Insurance Number is:

[insert NINO]

and

the company (who is the Employee’s employer):

[insert name of company]

of Company Registration Number:

[insert CRN]

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax

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will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities:                                          [insert number]

Description of securities: Ordinary Shares of U.S.$0.01 each

Name of issuer of securities: Warner Chilcott plc

Acquired by the Employee on                                      [insert date] as Restricted Shares under the Warner Chilcott Equity Incentive Plan.

4.	Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, I agree to be bound by its terms as stated above.

/ /
Signature of employee	Date

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